Exhibit 10.36

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (this “Agreement”) is made and entered into as of the 18th day of December, 2009 by and between Amber Ready, Inc., a Nevada corporation (the “Company”), and John Thomas Bridge & Opportunity Fund II, L.P. (the “Investor”).

ARTICLE I.
RECITALS

1.01 Company.  The Company has two authorized classes of its capital stock, that being its $.0001 par value common stock (the “Common Stock”) and preferred stock (the “Preferred Stock”).

1.02 Consideration.  Each of the Parties acknowledges that each has given and received good, valuable and present consideration to support each of the obligations of the Parties under this Agreement.

ARTICLE II.
TRANSACTION TO BE EFFECTED PURSUANT TO THIS AGREEMENT

2.01 Issuance and Sale of Common Stock for Cash.  Subject to the terms and conditions of this Agreement, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, Two Hundred Thousand (200,000) shares of Common Stock (the “Investor’s Common Stock”) for an aggregate purchase price of Ten Thousand Dollars ($10,000).

2.02 Determination of Purchase Price for the Investor’s Common Stock.  The Company and the Investor acknowledge that the purchase price for the Investor’s Common Stock under this Agreement is fair and reasonable and has been determined by negotiation, with each of the Parties considering, among other factors, the following:

(a) the need for immediate working capital; and

(b) the existence of the current global credit crisis that has had a negative impact on the Company’s ability to obtain financing.

ARTICLE III.
RESERVED

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

4.01 Representations and Warranties of the Company.  The Company represents and warrants to the Investor as set forth in this Article IV.

4.02 Organization and Standing of the Company; Authority.  The Company is a corporation duly organized, validly existing and in good standing under the laws of Nevada with the power and authority to own and lease its properties (as applicable) and to carry on its business as now being conducted and is qualified and authorized to do business, in all jurisdictions in which the character of its properties or the nature of its businesses requires such qualification or authorization.  The Company is duly and validly authorized by all necessary corporate action, has full power and authority to and has taken or caused to be taken all necessary action to authorize it to execute and deliver this Agreement and to perform and comply with the terms, conditions, and agreements set forth herein and therein.

4.03 Capitalization. Immediately prior to execution of this Agreement, the Company has the capitalization as set forth in its draft Form S-1 attached hereto as Exhibit A.

4.04 Duly Issued.  Upon issuance and delivery to the Investor of the Investor’s Common Stock against payment of the purchase price therefore pursuant to this Agreement, such shares will be validly issued, fully paid and non-assessable shares of Common Stock, and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company.

4.05 No Conflict.  The execution, delivery and performance of this Agreement to which the Company is a party will not violate the Articles of Incorporation or Bylaws of the Company and will not violate any provision of law, or order of any court or governmental agency affecting the Company in any respect, and will not conflict with, result in a breach of the provisions of, constitute a default under any material agreement binding on the Company, or result in the imposition of any lien, charge, or encumbrance upon any assets of the Company that could have a Material Adverse Effect.  No approval or consent from any third party not already obtained is required in connection with the execution of or performance under this Agreement.

4.06 Governmental Authorization: Third Party Consents.  The Company is in compliance with all (x) material contracts and (y) laws, rules or regulations, orders, judgments, writs, injunctions, decrees, determinations, awards of any applicable governmental authority and all governmental approvals.  No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, federal or other governmental authority or agency is required of the Company with respect to the execution, delivery and performance by the Company of its obligations under this Agreement, except for the filing of notices pursuant to applicable state securities law, which filings will be made by the time required thereby.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF INVESTOR

5.01 Representations and Warranties of the Investor.  The Investor represents and warrants to the Company as set forth in this Article V.

5.02 Authorization; Authority.  This Agreement has been duly authorized and executed by the Investor and constitutes a valid agreement binding upon the Investor, enforceable in accordance with its terms (except to the extent that such enforceability may be limited by bankruptcy or similar laws affecting creditors’ rights generally or by general equitable principles).  Investor has the full legal right, power and authority to enter into this Agreement and to perform such Investor’s obligations hereunder and thereunder upon the terms and conditions herein and therein set forth.

5.03 Securities Not Registered.  The Investor is acquiring the shares of Common Stock being purchased for Investor’s own account and not with a view to or for sale in connection with the distribution thereof in violation of applicable securities laws.  Investor has been advised that the shares of the Common Stock to be issued and sold hereunder have not been registered under the Securities Act, or applicable state securities laws and that they must be held indefinitely unless the offer and sale thereof are subsequently registered under the Securities Act or any exemption from such registration is available.  Investor acknowledges and agrees that the certificates representing the shares of the Investor’s Common Stock will bear a restrictive legend in substantially the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933, A “NO ACTION” LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH OFFER FOR SALE OR SALE, COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.”

The Investor further acknowledges and agrees that the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, with respect to such securities and/or make appropriate notations to such effect in its own transfer records.

5.04 Investment Experience, Etc.  The Investor represents that such Investor (i) has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of the purchase of the Investor’s Common Stock, (ii) has a net worth significantly in excess of the amount of the purchase price for the Investor’s Common Stock and is able to bear the economic risk of a complete loss on the purchase of the Investor’s Common Stock, and (iii) is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

5.05 Finder’s Fees.  The Investor has not incurred any liability for commissions or other fees to any finder, broker or agent in connection with the transactions contemplated by this Agreement.

ARTICLE VI.
COVENANTS OF THE COMPANY

The Company shall comply with the covenants set forth below:

6.01 Maintenance of Corporate Existence, etc.  Maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights in or to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it of any subsidiary and deemed by the Company to be necessary to the conduct of their business.

6.02 Prompt Payment of Taxes, etc.  Promptly pay and discharge, or cause to be paid and discharge, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company or any subsidiary; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore. The Company will promptly pay or cause to be paid when due, or in conformance with customary trade terms or otherwise in accordance with policies related thereto adopted by the Company’s Board of Directors, all other indebtedness incident to operations of the Company.

6.03 Accounts and Records.  Keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

6.04 Compliance with Requirements of Government Authorities.  Duly observe and conform to all valid requirements of governmental authorities relating to the conduct of their businesses or to their properties or assets.

6.05 Visits and Inspections.  Permit representatives of Investor, from time to time, as often as may be reasonably requested, but only during normal business hours and upon reasonable prior notice, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects (and by this provision the Company authorizes such accountants to discuss the finances and affairs of the Company).

6.06 Conduct of Business.  Engage only in business consisting primarily of business conducted on the date hereof and other businesses reasonably related thereto.

6.07 Use of Proceeds.  Use the proceeds of the sale of the Investor’s Common Stock only for working capital purposes.

6.08 Compliance with Transaction Documents.  Comply in all material respects with each term, condition and provision of the Articles of Incorporation, Bylaws, and this Agreement.

6.09 Delivery of Stock Certificate.  The Company shall deliver to the Investor a certificate evidencing the Investor’s Common Stock in customary form and containing only the restrictive legend described in Section 5.03 below by December 23, 2009.  If the Company does not deliver a physical certificate to Investor by December 23, 2009, then the Company will make payments to the Investor, as liquidated damages and not as a penalty, an aggregate amount equal to 200,000 shares of Common Stock for each seven day period thereafter until such certificate is received by Investor.

6.10           Board Consent.  Contemporaneously with the execution of this agreement, the Company shall deliver to the Investor the written consent of the directors of the Board of Directors of the Company, attached hereto as Exhibit B, approving the form, terms, and provisions of this Agreement and authorizing the issuance of Investor’s Common Stock.

ARTICLE VII.
RESERVED

ARTICLE VIII.
INDEMNIFICATION

8.01 Indemnification.  In addition to all other sums due hereunder or provided for in this Agreement, the Company agrees to indemnify and hold harmless Investor and its Affiliates and their officers, directors, agents, employees, subsidiaries, partners and controlling Persons (each, an “Indemnified Party”) to the fullest extent permitted by law, from and against any and all out-of-pocket losses, claims, damages, expenses (including reasonable fees, disbursements and other charges of counsel) or other liabilities (collectively, “Liabilities”) resulting from or arising out of (a) any breach of any representation or warranty, covenant or agreement of the Company in this Agreement or (b) any investigation or proceeding against the Company or any Indemnified Party and arising out of or in connection with this Agreement, whether or not the transactions contemplated by this Agreement are consummated, which investigation or proceeding requires the participation of, or is commenced or filed against, any Indemnified Party because of this Agreement or such other documents and the transactions contemplated hereby or thereby, provided, that the Company shall not be liable under this Section 8.01 to an Indemnified Party for any liabilities resulting primarily from any actions that involved the gross negligence or willful misconduct of such Indemnified Party; and provided, further, that if and to the extent that such indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such Liabilities for which it would otherwise be liable hereunder which shall be permissible under applicable laws.  In connection with the obligation of the Company to indemnify for Liabilities as set forth above, the Company further agrees, upon presentation of appropriate invoices containing reasonable detail, to reimburse each Indemnified Party for all such Liabilities (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such Indemnified Party; provided, that if an Indemnified Party is reimbursed hereunder for any Liabilities, such reimbursement of Liabilities shall be refunded to the extent it is finally judicially determined that the Liabilities in question resulted primarily from the willful misconduct or gross negligence of such Indemnified Party.  The obligations of the Company under this paragraph will survive any transfer of the Investor’s Common Stock.  In the event that the foregoing indemnity is unavailable or insufficient to hold an Indemnified Party harmless, then the Company will contribute to amounts paid or payable by such Indemnified Party in respect of such Indemnified Party’s Liabilities in such proportions as appropriately reflect the relative benefits received by and fault of the Company and such Indemnified Party in connection with the matters as to which such Liabilities relate and other equitable considerations.

8.02 Notification.  Each Indemnified Party under this Article VIII will, promptly after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought from the Company under this Article VIII, notify the Company in writing of the commencement thereof.  The omission of any Indemnified Party so to notify the Company of any such action shall not relieve the Company from any liability which it may have to such Indemnified Party under this Article VIII unless, and only to the extent that, such omission results in the Company’s forfeiture of substantive rights or defenses or the Company is otherwise irrevocably prejudiced in defending such proceeding.  In case any such action, claim or other proceeding shall be brought against any Indemnified Party and it shall notify the Company of the commencement thereof, the Company shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to the Company; provided, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense.  Notwithstanding the foregoing, in any action, claim or proceeding in which both the Company, on the one hand, and an Indemnified Party, on the other hand, is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the Company’s expense and to control its own defense of such action, claim or proceeding if, (a) the Company has failed to assume the defense and employ counsel as provided herein, (b) the Company has agreed in writing to pay such fees and expenses of separate counsel or (c) in the reasonable opinion of counsel to such Indemnified Party, a conflict or likely conflict exists between the Company, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable, provided, however, that the Company shall not in any event be required to pay the fees and expenses of more than one separate counsel (and if deemed necessary by such separate counsel, appropriate local counsel who shall report to such separate counsel).  The Company agrees that it will not, without the prior written consent of an Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if such Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding.  The Company shall not be liable for any settlement of any claim, action or proceeding effected against an Indemnified Party without the prior written consent of the Company.  The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.

ARTICLE IX.
MISCELLANEOUS

9.01 Governing Law.  This Agreement shall be governed by and construed in all respects by the internal laws of the State of New York (except for the proper application of the United States federal securities laws), without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

9.02 Notices, Etc.  Unless otherwise specified within a provision of this Agreement all notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is electronically or mechanically generated and kept on file by the sending party); (iii) three Business Days after deposit with the United States Mail when sent by registered or certified mail; or (iv) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

Amber Ready, Inc.
101 Roundhill Drive, 2nd Floor
Rockaway, NJ 07866
Attention:   Frank DelVecchio

If to the Investor:

John Thomas Bridge & Opportunity Fund II, L.P.
3 Riverway, Suite 1800
Houston, Texas  77056
Attention:  George Jarkesy

9.03 Amendments and Waivers.

(a) This Agreement may be terminated, amended or modified, by a written instrument executed by (a) the Company, and (b) the Investor.

(b) Any obligation of the Company under this Agreement may be waived or excused by the Investor.

9.04 Gender.  Wherever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice versa, as the context may require.

9.05 Certain Expenses.  Each party shall be responsible for their own costs and expenses.  The Company shall reimburse the Investor upon demand for all reasonable out-of-pocket expenses incurred by the Investor, including without limitation reimbursement of attorneys’ fees and disbursements, in connection with any amendment, modification or waiver of this Agreement.  In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

9.06 Section and Other Headings.  The section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

9.07 Counterparts.  This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.08 Severability.  If any provision of this Agreement is held by final judgment of a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalid, illegal or unenforceable provision shall be severed from the remainder of this Agreement, and the remainder of this Agreement shall be enforced.  In addition, the invalid, illegal or unenforceable provision shall be deemed to be automatically modified, and, as so modified, to be included in this Agreement, such modification being made to the minimum extent necessary to render the provision valid, legal and enforceable.  Notwithstanding the foregoing, however, if the severed or modified provision concerns all or a portion of the essential consideration to be delivered under this Agreement by one party to the other, the remaining provisions of this Agreement shall also be modified to the extent necessary to equitably adjust the parties’ respective rights and obligations hereunder.

9.09 Telecopy Execution and Delivery.  A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.  At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

9.10 Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof.  All proposals, negotiations and representations (if any) made prior, and with reference to the subject matter of this Agreement, are merged herein.  This Agreement has been negotiated by the parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either party.  Neither the Company nor the Investor shall be bound by any oral agreement or representation, irrespective of when made.

9.11 Survival of Representations, Warranties and Covenants.  All of the representations and warranties made herein shall survive the execution and delivery of this Agreement, any investigation by or on behalf of the Investor, or acceptance of the shares of Common Stock and payment therefore and shall survive until such time as the shares of Common Stock have been sold or redeemed in full in cash.  All covenants and indemnities made herein shall survive in perpetuity, unless otherwise provided in this Agreement.

9.12 Remedies Cumulative.  No failure or delay on the part of the Company or the Investor in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Investor at law, in equity or otherwise.

9.13 Further Assurances.  Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

9.14 Disputes.  Each of the parties consents to the exclusive jurisdiction of the state courts of the State of Texas located in Harris County and the United States District Court for the Southern District of Texas in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non convenes, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Investor for any reasonable legal fees and disbursements incurred by the Investor in enforcement of or protection of any of its rights under this Agreement.

9.15 WAIVER OF JURY TRIAL.  EACH OF THE PARTIES WAIVES ITS RIGHTS TO TRIAL BY JURY AND AGREES TO SUBMIT ANY LAWSUIT TO TRIAL BEFORE THE COURT AND WITHOUT A JURY.

ARTICLE X.
DEFINITIONS

10.01 Definitions.  As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Affiliate” means, with respect to a Person, (a) any director, executive officer, general partner, managing member or other manager of such Person, (b) any other Person which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and (c) if such Person is an individual, any member of the immediate family (including parents, spouse and children) of such individual, any trust whose principal beneficiary is such individual or one or more members of such individual’s immediate family and any Person who is controlled by any such member or trust. The term “control” means (i) the power to vote more than 50% of the securities or other equity interests of a Person having ordinary voting power (on a fully diluted basis), or (ii) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” means this Common Stock Purchase Agreement, as amended, modified or supplemented from time to time.

“Articles of Incorporation” means the Articles of Incorporation of the Company and as in effect as of the date hereof, including, all amendments and restatements of the same.

“Board of Directors” shall mean the group that manages the business and affairs of the Company as described in the bylaws of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in Houston, Texas are authorized or required by law or executive order to close.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute  thereto.

“Commission” means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Common Stock” has the meaning set forth in Section 1.01 of this Agreement.

“Company” means Amber Ready, Inc., a Nevada corporation.

“GAAP” means generally accepted United States accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Material Adverse Change” means a material adverse change in the business, assets, operations, condition (financial or otherwise), results of operations or prospects of the Company or any Subsidiary of the Company.

“Material Adverse Effect” means a material adverse effect upon the business, assets, operation, condition (financial or otherwise), results of operations or prospects of the Company or any Subsidiary of the Company.

“Person” means any individual, firm, corporation, partnership, trust, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Subsidiary” means, as to any Person, (i) any corporation more than fifty percent (50%) of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

“United States” and “U.S.” shall mean the United States of America.

10.02 Accounting Terms: Financial Statements.  All accounting terms used herein not expressly defined in this Agreement shall have the respective meanings given to them in accordance with sound accounting practice.  The term “sound accounting practice” shall mean such accounting practice as, in the opinion of the independent certified public accountants regularly retained by the Company, conforms at the time to GAAP applied on a consistent basis except for changes with which such accountants concur.

[signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

AMBER READY, INC.

By: /s/ FRANK DELVECCHIO
Name:  Frank DelVecchio
Title:     Chief Executive Officer

INVESTOR:

JOHN THOMAS BRIDGE & OPPORTUNITY FUND II, L.P.

By: /s/ GEORGE R. JARKESY, JR.
Name:  George R. Jarkesy, Jr.
Title:     Managing Member of the General Partner